Exhibit 99.1

Finish Line Establishes Focused E-Commerce Division; Appoints
Don Courtney President, E-Commerce

INDIANAPOLIS, August 25, 2009 –The Finish Line, Inc. (Nasdaq: FINL) today announced that it has established a division to focus exclusively on its growing e-commerce channel. The new e-commerce division will be headed by 21-year company veteran Donald E. Courtney, who has been named President, E-commerce, effective immediately, reporting to Finish Line Chief Executive Officer Glenn Lyon. Before being appointed to this new post, Courtney was Chief Information Officer/Executive Vice President of Information Systems and Distribution, a position he has held since 2003.

The new division unites the Finish Line e-commerce advertising, design and content team, which was based in the marketing department, with the technology and operations team that was formerly part of the information systems group. Among other focus areas, the new e-commerce division will enhance FinishLine.com to enrich the customer experience and continue to expand its sales and profitability contribution.

“We are committed to continuing to grow our e-commerce business and further develop a comprehensive Internet strategy in-line with our strategic direction,” said Finish Line CEO Glenn Lyon. “We increased online sales by 14% in the first quarter and look forward to building on that growth by establishing a focused e-commerce division that integrates content with technology under the guidance of Don Courtney, an experienced and proven leader. Don built our technologically advanced distribution and information systems infrastructure, and we are confident he is the right leader to take our e-commerce business to the next level as well.”

“I’m excited to bring together the strong talents we have within our company along with other resources to build a team focused on new ways to make the e-commerce channel even more relevant for customers as part of our overall cross-channel strategy,” Courtney said. “This is the right time to deepen our commitment to the Internet and to e-commerce as a growth vehicle. Our goal is to offer a consistent, premium brand experience for customers no matter how, when or where they shop with us.”

Courtney, 55, joined the Finish Line in 1988 as Director, Merchandise Information Systems (MIS) and Distribution and was quickly promoted to Vice President. In 1997, he was promoted to Senior Vice President, MIS and Distribution and held that post until he was named Executive Vice President of Information Systems and Distribution, Chief Information Officer and Assistant Secretary of the company.  Prior to joining the Finish Line, Courtney was with Guarantee Auto Stores, Inc. Courtney has a BA from Anderson University and an MBA in finance from Indiana University.

About Finish Line
The Finish Line, Inc. is a premium athletic footwear store and one of the nation's largest mall-based specialty retailers, offering a deep selection of performance and sport-style footwear, apparel and accessories for men, women and kids. The Finish Line, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol FINL. The company operates 681 Finish Line stores in 47 states and online at www.finishline.com.

Forward-Looking Statements
Certain statements contained in this press release regard matters that are not historical facts and are forward-looking statements (as such term is defined in the rules promulgated pursuant to the Securities Act of 1933, as amended). Because such forward-looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements.

Other factors that could cause results of the Company to differ materially include, but are not limited to: changing consumer preferences; the Company's inability to successfully market its footwear, apparel, accessories and other merchandise; price, product and other competition from other retailers (including internet and direct manufacturer sales); the unavailability of products; the inability to locate and obtain favorable lease terms for the Company's stores; the loss of key employees; the effect of economic conditions including conditions resulting from the current turmoil in the financial services industry, depressed demand in the housing market and unemployment rates; management of growth, the outcome of litigation, and the other risks detailed in the Company's Securities and Exchange Commission filings.

The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact:

Elise Hasbrook, (317) 899-1022 ext. 6827
Corporate Communications Manager
The Finish Line, Inc., Indianapolis